Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our reports dated August 25, 2003, except for restatement as discussed in Note 1, as to which the date is May 14, 2004 in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-110025) and related Prospectus of Monitronics International, Inc. for the registration of $160,000,000 of 11 3/4% Senior Subordinated Notes.

/s/ Ernst & Young LLP

Fort Worth, Texas

July 26, 2004